UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

AMERICAN CAPITAL SENIOR FLOATING, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION ABOUT THE SPECIAL MEETING AND THE PLAN

What is the Special Meeting?

On May 10, 2018, American Capital Senior Floating, Ltd. (the “Company”) filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) announcing a Special Meeting of Stockholders (the “Special Meeting”) to be held on a date yet to be determined at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036. The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement (the “Proxy Statement”) setting forth the date of the Special Meeting and other relevant information. You are urged to read the Proxy Statement and the other relevant materials when they become available because they will contain important information about the Company and the Plan of Complete Liquidation and Dissolution of the Company.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders of the Company will vote upon a proposal to approve the Plan of Complete Liquidation and Dissolution of the Company (the “Plan”), including the sale of all or substantially all of the Company’s assets and the dissolution of the Company pursuant to the Plan. A copy of the Plan is attached as Exhibit A to the preliminary proxy statement filed by the Company on May 10, 2018 and is available on the SEC website at http://www.sec.gov. The information contained herein is qualified in its entirety by reference to the Plan and Proxy Statement. You should read the Plan and Proxy Statement. Upon the approval of the Plan, the Company will cease to carry on business except to the extent necessary for the liquidation of the Company’s assets and the winding up of the Company’s business and affairs. No other matters may be considered at the Special Meeting other than the matters set forth below.

What will I be voting on at the Special Meeting?

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Plan, including the sale of all or substantially all of the Company’s assets and the dissolution of the Company pursuant to the Plan.

If the Plan is approved, the Company and the Adviser will undertake the following, among other things:

•             promptly winding up the Company’s affairs, collecting the Company’s assets and paying or providing for the Company’s liabilities (including contingent liabilities);

•             selling all or substantially all of the Company’s assets, including any and all property of the Company at public or private sale;

•             making one or more liquidating distributions to the Company’s stockholders after the Company sells all or substantially all of its assets, pays all of its known liabilities and provides for contingent liabilities; and

•             dissolving the Company, all in accordance with the Plan.

Why was the Plan adopted?

As a result of discussions over a series of meetings, at a meeting of the Company’s board of directors (the “Board”) held on May 4, 2018, the Board unanimously approved the Plan, including the sale of all or substantially all of the Company’s assets and the dissolution of the Company pursuant to the Plan. In reaching a decision to approve the Plan, the Board considered various strategic alternatives, including continuing the Company as a stand-alone entity, including with increased leverage, engaging in a merger or acquisition transaction with affiliated or third party companies and liquidating and dissolving the Company.

After considering the various strategic alternatives, the Board determined that the estimated aggregate distribution to be received by the Company’s stockholders in connection with the sale of all or substantially all of the Company’s assets and a dissolution of the Company, pursuant to the Plan, would likely maximize stockholder value within a reasonable period of time and with greater certainty than if the Company were to pursue other strategic alternatives.

Are there any interests in the Plan that differ from my own?

Yes. The Company is managed by Ivy Hill Asset Management, L.P. (the “Adviser”) pursuant to the terms of a management agreement. Pursuant to the management agreement, the Adviser receives certain fees as compensation for management services provided to the Company. If the Plan is approved, such fees will continue to be paid until the Company’s liquidation and dissolution is completed, as calculated pursuant to the management agreement. The Adviser will not receive any additional fees in connection with the Company’s liquidation and dissolution.

How much should I expect to receive in the liquidation?

Based on current information, the Company curently estimates that, following the sale of the Company’s portfolio assets and after deducting for estimated expenses in connection with the liquidation and dissolution of the Company and the payment of all of the Company’s estimated other liabilities, the aggregate amount of distributions to be received by each stockholder (including cumulative dividends declared and payable after March 31, 2018) will be between 97% to 99% of the Company’s net asset value (“NAV”) per share as of March 31, 2018 of $13.11.

However, there can be no assurance that the sale price of a particular portfolio investment will be at or substantially similar to that portfolio investment’s estimated fair value or that the Company will be successful in selling all of the Company’s portfolio investments. The actual distributions received by each stockholder could be more or less than the estimated range and the timing of the asset sales and distributions is uncertain. All expenses incurred by the Company, its officers and/or the employees of the Adviser and its affiliates in carrying out the Plan, including the sale of all or substantially all of the Company’s assets and the liquidation and dissolution of the Company, shall be borne by the Company.

When will I receive my liquidating distributions?

The Company expects to make one or more liquidating distributions to the Company’s stockholders after the Company sells all or substantially all of its assets, pays all of its known liabilities and provides for contingent liabilities.

Will I continue to receive monthly dividends until the liquidation is complete?

The Board has authorized and the Company has declared monthly cash dividends of $0.097 per share for each of May, June and July 2018. If the Plan is approved, the Board will review the timing and amount of any future monthly dividends after July 2018, taking into consideration the Company’s operating results and capital needs. There is no assurance that the Company will continue paying a monthly dividend after the July 2018 dividend at the existing rate, if at all.

What are the U.S. federal income tax consequences of the liquidation?

Liquidating distributions to you under the Plan generally are not taxable to you for U.S. federal income tax purposes until total distributions to you exceed the tax basis of your shares of common stock. Should your total liquidating distributions exceed the tax basis of your shares of common stock, then, for U.S. federal income tax purposes such excess amounts generally will be capital gains, assuming you hold your shares as a capital asset. Such capital gains may be long-term capital gains if you held your shares for more than one year; otherwise, such capital gains will be short-term capital gains. A summary of these tax consequences will be available in the Proxy Statement. You should consult your own tax advisor for a full understanding of the particular tax consequences of the liquidation to you as well as the tax consequences of any other dividends or distributions by the Company.

Whom should I call with other questions?

If you have additional questions about the Special Meeting or would like a copy of the Proxy Statement, when available, please contact the Company’s Investor Relations Department at American Capital Senior Floating, Ltd., 245 Park Avenue, 42nd Floor, New York, New York 10167 or 888 818 5298.

How does the Board recommend that I vote at the special meeting?

The Board unanimously recommends voting FOR Proposal 1, the approval of the Plan, including the sale of all or substantially all of the Company’s assets and the dissolution of the Company pursuant to the Plan.

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Additional Information and Where to Find It

On the date of this filing, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”). The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement (the “definitive proxy statement”) and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF THE COMPANY. Stockholders will be able to obtain the definitive proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, free of charge, from the SEC’s website at www.sec.gov and from the Company’s website at www.acsf.com. Stockholders may also obtain free copies of the definitive proxy statement, the other relevant materials and and other documents filed with the SEC from the Company by contacting the Company’s Investor Relations Department at (888) 818-5298.

Participants in the Solicitation

The Company and its directors and officers and employees of Ivy Hill Asset Management, L.P. or its affiliates may be deemed to be participants in the solicitation of proxies in connection with the meeting. Information regarding the Company’s directors and executive officers is available in the Company’s annual report for the year ended December 31, 2017 on Form 10-K (the “ACSF Annual Report”), filed with the SEC on March 14, 2018, and the preliminary proxy statement filed with the SEC on the date hereof. To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in the preliminary proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed by such directors or executive officers, as the case may be, with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other relevant materials when such documents become available. These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking information and statements. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company’s control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the SEC. Any forward-looking statement made by the Company in this communication speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.